EXHIBIT 1.1
                                                                    -----------

                                                                 Execution Copy


                       DAIMLERCHRYSLER AUTO TRUST 2006-B

                      5.30% ASSET BACKED NOTES, CLASS A-2
                      5.33% ASSET BACKED NOTES, CLASS A-3
                      5.38% ASSET BACKED NOTES, CLASS A-4
                       5.49% ASSET BACKED NOTES, CLASS B

                   DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC


                            UNDERWRITING AGREEMENT
                            ----------------------


                                                                   May 11, 2006


Citigroup Global Markets Inc.
  as Representative of the Several Underwriters
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

      1. Introductory. DaimlerChrysler Financial Services Americas LLC, a Michigan limited liability company ("DCFS" or the "Depositor"), proposes to cause DaimlerChrysler Auto Trust 2006-B (the "Trust") to issue and sell $450,000,000 principal amount of its 5.30% Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $570,000,000 principal amount of its 5.33% Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), $134,700,000 principal amount of its 5.38% Asset Backed Notes, Class A-4 (the "Class A-4 Notes", and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes"), and $45,300,000 principal amount of its 5.49% Asset Backed Notes, Class B (the "Class B Notes" and, together with the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Offered Notes"), to the several Underwriters named in Schedule I hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative" or "you"). The Trust also will issue $312,200,000 principal amount of its 5.1201% Asset Backed Notes, Class A-1 (the "Class A-1 Notes" and, together with the Offered Notes, the "Notes"), which Class A-1 Notes will be purchased by the Depositor on the Closing Date (as defined below). The assets of the Trust will include, among other things, a pool of motor vehicle retail installment sale contracts (the "Receivables") and the related collateral. The Receivables will be sold to the Trust by the Depositor. The Receivables will be serviced for the Trust by DCFS (in such capacity, the "Servicer"). The Notes will be issued pursuant to an Indenture to be dated as of May 1, 2006 (as amended and supplemented from time to time, the "Indenture"), between the Trust and Citibank, N.A., as indenture trustee (the "Indenture Trustee").

      Simultaneously with the issuance and sale of the Notes as contemplated herein, DaimlerChrysler Retail Receivables LLC, a Michigan limited liability company (the "Company") will acquire the beneficial interest in the Trust, pursuant to the Amended and Restated Trust Agreement to be dated as of May 1, 2006 (as amended and supplemented from time to time, the "Trust Agreement"), among the Depositor, the Company, and Chase Bank USA, National Association, as owner trustee (the "Owner Trustee"). Such beneficial interest will be entitled to the residual cash flow on the Receivables that is not required to be applied to payments on the Notes and may be in the form of certificates issued by the Trust.

      Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement to be dated as of May 1, 2006 (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), between the Trust and DCFS, as Depositor and Servicer, or, if not defined therein, in the Indenture or the Trust Agreement.

      At or prior to the time when sales to purchasers of the Offered Notes were first made by the Underwriters, which was approximately 2:50 p.m. on May 11, 2006 (the "Time of Sale"), the Depositor had prepared the following information (collectively, the "Time of Sale Information"): the Preliminary Prospectus Supplement dated May 11, 2006 to the Prospectus (as defined below) (together, with information referred to under the caption "Static Pool Data" therein regardless of whether it is deemed a part of the Registration Statement (as defined below) or Prospectus, the "Preliminary Prospectus"). If, at or subsequent to the Time of Sale and prior to the Closing Date (as defined below), such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old "Contracts of Sale" (within the meaning of Rule 159 under the Securities Act of 1933, as amended (the "Securities Act")) for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then "Time of Sale Information" will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Prospectus approved by the Depositor and the Representative that corrects such material misstatements or omissions (a "Corrected Prospectus") and "Time of Sale" will refer to the time and date on which such new Contracts of Sale were entered into.

      2. Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, each Underwriter that:

      (a) A registration statement on Form S-3 (No. 333-127963) relating to asset backed notes and certificates, including the Offered Notes, has been filed by Depositor with the Securities and Exchange Commission (the "Commission") and has become effective, has been amended by various post-effective amendments, the last of which is Post-Effective Amendment No. 4 that became effective on January 31, 2006, and is still effective as of the date hereof under the Securities Act. The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act (the "Rules and Regulations") a prospectus supplement dated May 11, 2006 (together with information referred to under the caption "Static Pool Data" therein regardless of whether it is deemed a part of the Registration Statement or Prospectus, the "Prospectus Supplement") to the prospectus dated May 11, 2006, relating to the Offered Notes and the method of distribution thereof. Copies of such registration statement, any amendment or supplement thereto, such prospectus, the Preliminary Prospectus and the Prospectus Supplement have been delivered to you. Such registration statement, including exhibits thereto, and such prospectus, as amended or supplemented to the date hereof, and as further supplemented by the Prospectus Supplement, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively. The conditions to the use of a registration statement on Form S-3 under the Securities Act have been satisfied. The Depositor has filed the Preliminary Prospectus and it has done so within the applicable period of time required under the Securities Act and the Rules and Regulations.

      (b) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, and the Prospectus, as of the date of the Prospectus Supplement, complied and on the Closing Date will comply in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder. The Registration Statement, as of the applicable effective date as to each part of the Registration Statement pursuant to Rule 430B(f)(2) and any amendment thereto, did not include any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus, as of its date and as of the Time of Sale, did not contain an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact and did not and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in the three preceding sentences do not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act or (ii) that information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriters' Information (as defined below). The Indenture has been qualified under the Trust Indenture Act. "Underwriters' Information" consists solely of the second paragraph under the caption "Underwriting" in the Preliminary Prospectus and the second paragraph and the following table under the caption "Underwriting" in the Prospectus Supplement.

      (c) The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Depositor makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriters' Information.

      (d) This Agreement has been duly authorized, executed and delivered by the Depositor.

      (e) The Depositor's assignment and delivery of the Receivables to the Trust will vest in the Trust all of the Depositor's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

      (f) The Trust's assignment of the Receivables to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

      (g) None of the Depositor, the Company or anyone acting on behalf of the Depositor or the Company has taken any action that would require qualification of the Trust Agreement under the Trust Indenture Act or require registration of the Depositor, the Company or the Trust under the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor will the Depositor or the Company act, nor has either of them authorized, nor will either of them authorize, any person to act in such a manner.

      (h) The Depositor is not, and on the date on which the first bona fide offer of the Offered Notes was made was not, an "ineligible issuer," as defined in Rule 405 under the Securities Act.

      3. [Reserved]

      4. Purchase, Sale, and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to cause the Trust to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust: (i) at a purchase price of
99.83357 % of the principal amount thereof, the respective principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in
Schedule I hereto, (ii) at a purchase price of 99.79862% of the principal amount thereof, the respective principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (iii) at a purchase price of 99.73217% of the principal amount thereof, the respective principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (iv) at a purchase price of 99.63634% of the principal amount thereof, the respective principal amount of the Class B Notes, if any, set forth opposite the name of such Underwriter in Schedule I hereto (it being understood that only Citigroup Global Markets Inc. will purchase

Class B Notes). Delivery of and payment for the Offered Notes shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on May 18, 2006 (the "Closing Date"). Delivery of the Offered Notes shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Offered Notes to be so delivered will be represented initially by one or more Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes will be available only under limited circumstances.

      5. Offering by Underwriters. It is understood that, after the Registration Statement becomes effective, the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected dealers), as set forth in the Prospectus.

      6. Written Communications.

      (a) The following terms have the specified meanings for purposes of this
Agreement:

            (i) "Free Writing Prospectus" means and includes any information relating to the Offered Notes disseminated by the Depositor or any Underwriter that constitutes a "free writing prospectus" within the meaning of Rule 405 under the Securities Act.

            (ii) "Issuer Information" means (1) the information contained in any Underwriter Free Writing Prospectus which information is also included in the Preliminary Prospectus (other than Underwriters' Information) and (2) information in the Preliminary Prospectus that is used to calculate or create any Derived Information.

            (iii) "Derived Information" means such written information regarding the Offered Notes as is disseminated by any Underwriter to a potential investor, which information is neither (A) Issuer Information nor (B) contained in (1) the Registration Statement, the Preliminary Prospectus, the Prospectus Supplement, the Prospectus or any amendment or supplement to any of them, taking into account information incorporated therein by reference (other than information incorporated by reference from any information regarding the Offered Notes that is disseminated by any Underwriter to a potential investor) or (2) any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter.

      (b) The Depositor will not disseminate to any potential investor any information relating to the Offered Notes that constitutes a "written communication" within the meaning of Rule 405 under the Securities Act, other than the Time of Sale Information and the Prospectus, unless the Depositor has obtained the prior consent of the Representative.

      (c) Neither the Depositor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the




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

Securities Act, nor shall the Depositor or any Underwriter disseminate any Underwriter Free Writing Prospectus (as defined below) "in a manner reasonably designed to lead to its broad unrestricted dissemination" within the meaning of Rule 433(d) under the Securities Act.

      (d) Each Underwriter Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Securities Act:

          The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.

      (e) In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (a "Defective Prospectus"), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than one business day after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

      (f) Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

            (i) Other than the Preliminary Prospectus and the Prospectus, it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including but not limited to any "ABS informational and computational materials" as defined in Item 1101(a) of Regulation AB under the Securities Act; provided, however, that (i) each Underwriter may prepare and convey one or more "written communications" (as defined in Rule 405 under the Securities Act) containing no more than the following: (1) information included in the Preliminary Prospectus with the consent of the Depositor (except as provided in clauses (2) through (4) below), (2) information relating to the class, size, rating, price, CUSIPS, coupon, yield, spread, benchmark, status and/or legal maturity date of the Notes, the weighted average life, expected final payment date, trade date, settlement date and payment window of one or more classes of Notes and the underwriters for one or more classes of the Offered Notes, (3) the eligibility of the Offered Notes to be purchased by ERISA plans and (4) a column or other entry showing the status of the subscriptions for the Offered Notes (both for the issuance as a whole and for each Underwriter's retention) and/or expected pricing parameters of the Offered Notes (each such written communication, an "Underwriter Free Writing Prospectus");
      (ii) unless otherwise consented to by the Depositor, no such Underwriter Free Writing Prospectus shall be conveyed if, as a result of such conveyance, the Depositor or the Trust shall be required to make any registration or other filing solely as a result of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act other than the filing of the final terms of the Offered Notes pursuant to Rule 433(d)(5) of the Securities Act; and (iii) each Underwriter will be permitted to provide confirmations of sale.

            (ii) In disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Securities Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Underwriter Free Writing Prospectuses they have used but which are not required to be filed for the required period.

            (iii) Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

            (iv) If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor's rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Offered Notes on the terms described in the Corrected Prospectus.

            (v) Immediately following the use of any Underwriter Free Writing Prospectus containing any "issuer information" as defined in Rule 433(h)(1) and footnote 271 of the Commission's Securities Offering Reform Release No. 33-8591 of the Securities Act, it has provided the Depositor a copy of such Underwriter Free Writing Prospectus, unless such "issuer information" consists of the terms of the Notes or such information is not the final information to be included in the Prospectus Supplement.

      (g) In the event that any Underwriter shall incur any costs to any investor in connection with the reformation of the Contract of Sale with such investor that received a Defective Prospectus, the Depositor agrees to reimburse such Underwriter for such costs.

      (h) The Depositor shall file with the Commission any Free Writing Prospectus delivered to investors in accordance with this Section 6 as the Depositor is required to file under the Securities Act and the Rules and Regulations, and to do so within the applicable period of time required under the Securities Act and the Rules and Regulations. The Depositor shall file with the Commission the final terms of the Offered Notes pursuant to Rule 433(d)(5) of the Securities Act.

      7. Covenants of the Depositor. The Depositor covenants and agrees with each of the Underwriters that:

      (a) Prior to the termination of the offering of the Offered Notes, the Depositor will not file any amendment of the Registration Statement or supplement to the Preliminary Prospectus or the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

      (b) The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the Preliminary Prospectus or the Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Preliminary Prospectus or the Prospectus or for any additional information; and the Depositor also will advise you promptly of the effectiveness of any amendment to the Registration Statement filed after Post-Effective Amendment No. 4, when the Preliminary Prospectus and the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

      (c) If, at any time when a prospectus relating to the Offered Notes is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the respective rules thereunder, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the first sentence of paragraph (a) of this Section 7, an amendment or supplement that will correct such statement or omission or effect


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

such compliance. Any such filing shall not operate as a waiver or limitation of any right of any Underwriter hereunder.

      (d) As soon as practicable, but not later than fourteen months after the Closing Date, the Depositor will cause the Trust to make generally available to holders of the Offered Notes an earnings statement of the Trust covering a period of at least twelve months beginning after the Closing Date that will satisfy the provisions of Section 11(a) of the Securities Act.

      (e) The Depositor will furnish to the Underwriters copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

      (f) The Depositor will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

      (g) For a period from the date of this Agreement until the retirement of the Offered Notes or until such time as the Underwriters shall cease to maintain a secondary market in the Offered Notes, whichever occurs first, the Depositor will deliver to you the annual statements of compliance, the assessments of compliance with servicing criteria and the annual independent certified public accountants' attestation reports furnished to the Indenture Trustee or the Owner Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee or the Owner Trustee.

      (h) So long as any of the Offered Notes is outstanding, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to holders of the Offered Notes or filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor filed with any government or regulatory authority that is otherwise publicly available, as you may reasonably request.

      (i) On or before the Closing Date, DCFS shall cause its computer records relating to the Receivables to be marked to show the Trust's absolute ownership of the Receivables and, from and after the Closing Date, DCFS shall not take any action inconsistent with the Trust's ownership of such Receivables, other than as permitted by the Sale and Servicing Agreement.

      (j) To the extent, if any, that the ratings provided with respect to the Offered Notes by the rating agency or agencies that initially rate the Offered Notes are conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.

      (k) For the period beginning on the date of this Agreement and ending on the Closing Date, unless waived by the Underwriters, neither the Depositor nor any trust originated, directly or indirectly, by the Depositor will offer to sell or sell notes (other than the Notes) collateralized by, or certificates evidencing an ownership interest in, receivables generated pursuant to retail automobile or light duty truck installment sale contracts in such a manner as would constitute a public offering to persons in the United States.

      8. Payment of Expenses. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Offered Notes to the Underwriters,
(iv) the fees and disbursements of the Depositor's counsel and accountants,
(v) the qualification of the Offered Notes under securities laws in accordance with the provisions of Section 7(f), including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Offered Notes, (viii) any fees charged by rating agencies for the rating of the Notes, (ix) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (x) the fees and expenses of Sidley Austin LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 9(f) and the second sentence of
Section 9(g) hereof.

      9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

      (a) The Prospectus and any supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 7(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

      (b) On or prior to the Closing Date, you shall have received a letter, dated as of the Closing Date, of KPMG LLP, certified public accountants, substantially in the form of the drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

      (c) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have occurred (i) any change or any development involving a prospective change in or affecting particularly the business or properties of the Trust, the Depositor, the Company, DaimlerChrysler Corporation or DaimlerChrysler AG which, in the judgment of the Underwriters, materially impairs the investment quality of the Offered Notes or makes it impractical or inadvisable to market the Offered Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any suspension of trading of any securities of DaimlerChrysler AG, DaimlerChrysler North America Holding Corporation or the Depositor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency or any change in the financial markets if, in the judgment of the Underwriters, the effect of any such outbreak, escalation, declaration, calamity, emergency or any change makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes or (vi) a material disruption has occurred in securities settlement or clearance services in the United States.

      (d) You shall have received an opinion of in-house counsel in the office of the General Counsel of DCFS and the Company, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

            (i) DCFS has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it, and to enter into and perform its obligations under this Agreement, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement, and the Administration Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Receivables.

            (ii) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Michigan with full power and authority to own its properties and conduct its business as presently conducted by it and to enter into and perform its obligations under the Trust Agreement and the Purchase Agreement, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and hold the excess cash flow from the Reserve Account and the Fixed Value Payments.

            (iii) Each of DCFS and the Company is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would render any Receivable unenforceable by the Depositor, the Owner Trustee or the Indenture Trustee.

            (iv) The direction by the Depositor to the Owner Trustee to authenticate the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee in accordance with the Trust Agreement and delivered, the Certificates will be duly issued and entitled to the benefits and security afforded by the Trust Agreement, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

            (v) The direction by the Depositor to the Indenture Trustee to authenticate the Notes has been duly authorized by the Depositor and, when the Notes have been duly executed and delivered by the Owner Trustee and when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to this Agreement, the Notes will be duly issued and entitled to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

            (vi) The Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized, executed and delivered by DCFS, and are legal, valid and binding obligations of DCFS enforceable against DCFS in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (vii) This Agreement has been duly authorized, executed and delivered by DCFS.

            (viii) The Purchase Agreement and the Trust Agreement have been duly authorized, executed and delivered by the Company and are the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (ix) Neither the transfer of the Receivables from the Depositor to the Trust, nor the assignment of the Owner Trust Estate to the Trust, nor the grant of the security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, nor the execution and delivery of this Agreement, the Purchase Agreement, the Trust Agreement, the Administration Agreement, or the Sale and Servicing Agreement by DCFS, nor the execution and delivery of the Trust Agreement and the Purchase Agreement by the Company, nor the consummation of any transactions contemplated in this Agreement, the Purchase Agreement, the Trust Agreement, the Indenture, the Administration Agreement or the Sale and Servicing Agreement (such agreements, excluding this Agreement, being, collectively, the "Basic Documents"), nor the fulfillment of the terms thereof by DCFS, the Company or the Trust, as the case may be, will conflict with, or result in a material breach, violation or acceleration of, or constitute a default under, any term or provision of the articles of organization or operating agreement of DCFS or the Company, or of any indenture or other material agreement or material instrument to which DCFS or the Company is a party or by which either of them is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to DCFS or the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of them.

            (x) There are no actions, proceedings or investigations pending or, to the best of such counsel's knowledge after due inquiry, threatened before any court, administrative agency or other tribunal (1) asserting the invalidity of the Trust or any of the Basic Documents, (2) seeking to prevent the consummation of any of the transactions contemplated by any of the Basic Documents or the execution and delivery thereof, (3) that might materially and adversely affect the performance by DCFS of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, or the Administration Agreement, or (4) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Purchase Agreement or the Trust Agreement.

            (xi) To the best knowledge of such counsel and except as set forth in the Prospectus (and any supplement thereto), no default exists and no event has occurred which, with notice, lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any material agreement to which the Depositor or the Company is a party or by which either of them is bound, which default has or would have a material adverse effect on the financial condition, earnings, prospects, business or properties of the Depositor and its subsidiaries, taken as a whole.

            (xii) Nothing has come to such counsel's attention that would lead such counsel to believe that the representations and warranties of (x) the Company contained in the Purchase Agreement and the Trust Agreement are other than as stated therein or

      (y) DCFS contained in this Agreement, the Trust Agreement, the Purchase Agreement or the Sale and Servicing Agreement are other than as stated therein.

            (xiii) The Depositor is the sole owner of all right, title and interest in, and has good and marketable title to, the Receivables and the other property to be transferred by it to the Trust. The assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trust, pursuant to the Sale and Servicing Agreement, vests in the Trust all interests that are purported to be conveyed thereby, free and clear of any liens, security interests or encumbrances except as specifically permitted pursuant to the Sale and Servicing Agreement or any other Basic Document.

            (xiv) Immediately prior to the transfer of the Receivables to the Trust, the Depositor's interest in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing was perfected and constituted a perfected first priority interest therein.

            (xv) The Indenture constitutes a grant by the Trust to the Indenture Trustee of a valid security interest in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing, which security interest will be perfected upon the filing of the UCC-1 financing statements with the Secretary of State of the State of Delaware and will constitute a first priority perfected security interest therein. No filing or other action, other than the filing of the UCC-1 financing statements with the Secretary of State of the State of Delaware referred to above, is necessary to perfect and maintain the interest or the security interest of the Indenture Trustee in the Receivables, the security interests in the Financed Vehicles securing the Receivables and the proceeds of each of the foregoing against third parties.

            (xvi) The Receivables are tangible chattel paper as defined in the UCC.

            (xvii) The Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase Agreement and the Administration Agreement conform in all material respects with the descriptions thereof contained in the Prospectus (and any supplement thereto).

            (xviii) The statements in the Prospectus under the headings "Risk Factors -- Trusts May Not Have a Perfected Security Interest in Certain Financed Vehicles" and "-- Insolvency of the Depositor May Result in Delays, Reductions or Loss of Payments to Securityholders" and "Certain Legal Aspects of the Receivables", to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

            (xix) The statements contained in the Prospectus and any supplement thereto under the headings "Payments on the Notes", "Payments on the Securities", "Form of

      Securities and Transfers", "Principal Documents", "Sale Provisions", "Servicing" and "The Indenture", insofar as such statements constitute a summary of the Notes, the Indenture, the Administration Agreement, the Purchase Agreement, the Sale and Servicing Agreement and the Trust Agreement, constitute a fair summary of such documents.

            (xx) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated in the Basic Documents, except such filings with respect to the transfer of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the grant of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture and such other approvals as have been obtained and filings as have been made.

            (xxi) Such counsel is familiar with the Depositor's standard operating procedures relating to the Depositor's acquisition of a perfected first priority security interest in the vehicles financed by the Depositor pursuant to retail automobile and light duty truck installment sale contracts in the ordinary course of the Depositor's business. Assuming that the Depositor's standard procedures are followed with respect to the perfection of security interests in the Financed Vehicles (and such counsel has no reason to believe that the Depositor has not followed or will not continue to follow its standard procedures in connection with the perfection of security interests in the Financed Vehicles), the Depositor has acquired or will acquire a perfected first priority security interest in the Financed Vehicles.

            (xxii) All actions required to be taken and all filings required to be made under the Securities Act and the Exchange Act prior to the sale of the Notes have been duly taken or made. The Class A-1 Notes are not required to be registered under the Securities Act.

            (xxiii) The Trust Agreement is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered under the Investment Company Act.

            (xxiv) The Indenture has been duly qualified under the Trust Indenture Act.

            (xxv) The Depositor is not, and will not as a result of the offer and sale of the Notes as contemplated in the Prospectus (and any supplement thereto) and this Agreement become, an "investment company" as defined in the Investment Company Act or a company "controlled by" an "investment company" within the meaning of the Investment Company Act.

            (xxvi) To the best of such counsel's knowledge and information, there are no legal or governmental proceedings pending or threatened that are required to be disclosed in the Registration Statement, other than those disclosed therein.

            (xxvii) To the best of such counsel's knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference.

            (xxviii) The Registration Statement has become effective under the Securities Act, any required filing of the Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations.

            (xxix) Such counsel has examined the Registration Statement and the Prospectus and nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need not express any view), at the time the Registration Statement initially became effective and at the time Post-Effective Amendment No. 4 thereto became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any view), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need express no view), at the date thereof and at the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Preliminary Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no view), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

            (xxx) The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with full power and authority to execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement and the Notes.

            (xxxi) The Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized and, when duly executed and delivered by the Owner Trustee, will constitute the legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      (e) You shall have received an opinion of in-house tax counsel in the office of Tax Affairs of DCFS, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

            (i) the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for Michigan tax purposes; and

            (ii) if the Notes are treated as debt for federal income tax purposes, then for Michigan income and single business tax purposes, the Notes will be characterized as debt.

      (f) You shall have received an opinion addressed to you of Sidley Austin LLP, in its capacity as federal tax counsel to the Trust, to the effect that the statements in the Base Prospectus under the headings "Summary - Tax Status" and "Certain Federal Income Tax Consequences" and in the Prospectus Supplement under the heading "Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Notes.

      (g) You shall have received an opinion addressed to you of Sidley Austin LLP, in its capacity as special counsel to the Underwriters, dated the Closing Date, with respect to the validity of the Notes and such other related matters as you shall require, and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Sidley Austin LLP, in its capacity as special ERISA counsel to the Trust, shall have delivered an opinion with respect to the characterization of the transfer of the Receivables and to the effect that the statements in the Prospectus under the headings "Summary - ERISA Considerations" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

      (h) You shall have received an opinion addressed to you and DCFS of Thacher Proffitt & Wood LLP, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

            (i) Citibank, N.A. has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America, and has the requisite entity power and authority to execute and deliver each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and to perform its obligations thereunder.

            (ii) With respect to Citibank, N.A., the performance of its obligations under each of each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or order of, filing with or notice to any United States federal court, agency or other governmental body under any United States federal statute or regulation that in our experience is normally applicable to transactions of the type contemplated by each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement, except such as may be required under the securities laws of any State of the United States or such as have been obtained, effected or given.

            (iii) With respect to Citibank, N.A., the performance of its obligations under each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby will not result in any breach or violation of its articles of association or bylaws.

            (iv) With respect to Citibank, N.A., the performance of its obligations under each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement and the consummation of the transactions contemplated thereby will not result in any breach or violation of any United States federal statute or regulation that in the experience of such counsel is normally applicable to transactions of the type contemplated by each of the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

            (v) With respect to Citibank, N.A., to the knowledge of such counsel, there is no legal action, suit, proceeding or investigation before any court, agency or other governmental body pending or threatened (by written communication to it of a present intention to initiate such action, suit or proceeding) against it, which, either in one instance or in the aggregate, draws into question the validity of, seeks to prevent the consummation of any of the transactions contemplated by or would impair materially its ability to perform its obligations under any of the Indenture, the Sale and Servicing Agreement or the Administration Agreement.

            (vi) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement has been duly authorized, executed and delivered by Citibank, N.A.

            (vii) Each of the Indenture, the Sale and Servicing Agreement and the Administration Agreement (to the extent that the laws of the State of New York are designated therein as the governing law thereof), assuming the necessary authorization, execution and delivery thereof by the parties thereto (other than any party as to which we opine to that effect herein) and the enforceability thereof against the other parties thereto, is a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder in accordance with its terms against Citibank, N.A.

            (viii) The Notes have been duly authenticated and delivered by the Indenture Trustee in accordance with the Indenture.

      (i) You shall have received an opinion addressed to you and DCFS of Pryor, Cashman, Sherman & Flynn LLP, counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

            (i) The Owner Trustee is duly incorporated and validly existing in good standing as a national banking association under the laws of the United States.

            (ii) The Owner Trustee has the power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.

            (iii) The Owner Trustee has duly authorized, executed and delivered the Trust Agreement, and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms.

            (iv) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, is in violation of the articles of association or bylaws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the federal laws of the United States of America governing the trust powers of the Owner Trustee.

            (v) Neither the execution, delivery and performance by the Owner Trustee of the Trust Agreement, nor the consummation of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of the Owner Trustee.

      (j) You shall have received a certificate dated the Closing Date of any of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, any Assistant Controller, the principal financial officer or the principal accounting officer of each of the Depositor and a member of the Company, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of DCFS or the Company, as the case may be, contained in the Trust Agreement, the Purchase Agreement and the Sale and Servicing Agreement, as applicable, are true and correct in all material respects; that DCFS or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) since March 31, 2006, except as may be disclosed in the Prospectus (and any supplement thereto), no material adverse change or any development involving a prospective material adverse change in or affecting particularly the business or properties of the Trust, DCFS or the Company has occurred.

      (k) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the States of Michigan and Delaware reflecting the transfer of the interest of the Depositor in the Receivables and the proceeds thereof to the Trust and the grant of the security interest by the Trust in the Receivables and the proceeds thereof to the Indenture Trustee.

      (l) The Offered Notes shall have been rated "Aaa" and "AAA" by each of Moody's Investors Service, Inc. ("Moody's"), and Fitch, Inc. ("Fitch"), respectively. The Class B Notes shall have been rated at least "A" or its equivalent by each of Moody's and Fitch.

      (m) The issuance of the Notes shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Depositor or any of its affiliates.

      (n) On the Closing Date, the Certificates shall have been issued to the Company.

      (o) On the Closing Date, the Depositor shall have purchased and fully paid for all of the Class A-1 Notes.

      (p) The Indenture Trustee shall have delivered an officer's certificate certifying that the information contained in the Statement of Eligibility and Qualification (Form T-1) of the Indenture Trustee under the Trust Indenture Act filed with the Registration Statement is true and correct.

      The Depositor will provide or cause to be provided to you such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

      10. Indemnification and Contribution. (a) The Depositor will indemnify and hold each Underwriter harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or in the Issuer Information or in any computer tape in respect of the Notes or the related receivables furnished by the Depositor or arise out of or are based upon the omission or alleged omission to state therein (in the case of the Issuer Information, when read together with the Preliminary Prospectus) a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriters' Information.

      (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor against any losses, claims, damages or liabilities to which the Depositor may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or in any Derived Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission (A) in the Registration Statement, the Preliminary Prospectus or the Prospectus or in any amendment or supplement thereto was made in reliance upon and in conformity with the Underwriters'

Information or (B) in the Derived Information that does not arise out of or is not based upon an error or material omission in the information contained in the Preliminary Prospectus or in any computer tape in respect of the Notes or the related receivables furnished by the Depositor to any Underwriter, and will reimburse any legal or other expenses reasonably incurred by the Depositor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of the counsel appointed by the indemnifying party, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

      (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Offered Notes) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Notes purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The obligations of the Depositor under this Section shall be in addition to any liability the Depositor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Underwriters within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, to each officer of the Depositor who has signed the Registration Statement and to each person, if any, who controls the Depositor within the meaning of the Securities Act.

      11. Defaults of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered Notes hereunder on the Closing Date and arrangements satisfactory to each Representative and the Depositor for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Depositor, except as provided in Section 13. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

      12. No Bankruptcy Petition. Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.

      13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or the Company or any of their officers, and each of the Underwriters set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter or the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 8 and the respective obligations of the Depositor and the Underwriters pursuant to Section 10 shall remain in effect. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iv), (v) and (vi) of Section 9(c)), the Depositor will reimburse any Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes. Nothing contained in this Section 13 shall limit the recourse of the Depositor against the Underwriters.

      14. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at 390 Greenwich Street, New York, New York 10013; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at DaimlerChrysler Financial Services Americas LLC, 27777 Inkster Road, Farmington Hills, Michigan 48334, Attention: Assistant Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 10 will be mailed, delivered or telegraphed and confirmed to such Underwriter. Any such notice will take effect at the time of receipt.

      15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligations hereunder.

      16. Representation of Underwriters. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

      17. Miscellaneous. Each Depositor acknowledges and agrees that the Depositor and its Affiliates each have arm's-length business relationships with the Underwriters and their respective Affiliates that create no fiduciary duty on the part of any Underwriter or any of its Affiliates in connection with all aspects of the transactions contemplated by this Agreement, and each such party expressly disclaims any fiduciary duty.

      Notwithstanding any other provision of this Agreement, immediately after commencement of discussions with respect to the transactions contemplated hereby, the Depositor (and each employee, representative or other agent of the Depositor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Depositor relating to such tax treatment and tax structure. For purposes of the foregoing, the term "tax treatment" is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term "tax structure" includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

      18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

      19. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

                               Very truly yours,

                               DAIMLERCHRYSLER FINANCIAL SERVICES
                               AMERICAS LLC


                                By: /s/ M. L. Davis
                                    --------------------------------
                                Name:   M. L. Davis
                                Title:  Assistant Controller




The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first written above:

Citigroup Global Markets Inc.,
as Representative of the Several Underwriters



By: /s/ Jeb Ebbott
    --------------------------
Name:   Jeb Ebbott
Title:  Director

                                                                     SCHEDULE I


                                Class A-2 Notes
                                                           Principal Amount of
                                                           the Class A-2 Notes
                                                           -------------------

Citigroup Global Markets Inc......................................$112,500,000
HSBC Securities (USA), Inc.........................................112,500,000
Morgan Stanley & Co. Incorporated..................................112,500,000
ABN AMRO Incorporated...............................................22,500,000
Banc of America Securities LLC......................................22,500,000
Deutsche Bank Securities Inc........................................22,500,000
J.P. Morgan Securities Inc..........................................22,500,000
Greenwich Capital Markets, Inc......................................22,500,000

                              Total...............................$450,000,000





                                Class A-3 Notes
                                                           Principal Amount of
                                                           the Class A-3 Notes
                                                           -------------------

Citigroup Global Markets Inc......................................$142,500,000
HSBC Securities (USA), Inc.........................................142,500,000
Morgan Stanley & Co. Incorporated..................................142,500,000
ABN AMRO Incorporated...............................................28,500,000
Banc of America Securities LLC......................................28,500,000
Deutsche Bank Securities Inc........................................28,500,000
J.P. Morgan Securities Inc..........................................28,500,000
Greenwich Capital Markets, Inc......................................28,500,000

                              Total...............................$570,000,000

                                Class A-4 Notes
                                                           Principal Amount of
                                                           the Class A-4 Notes
                                                           -------------------

Citigroup Global Markets Inc.......................................$33,675,000
HSBC Securities (USA), Inc..........................................33,675,000
Morgan Stanley & Co. Incorporated...................................33,675,000
ABN AMRO Incorporated................................................6,735,000
Banc of America Securities LLC.......................................6,735,000
Deutsche Bank Securities Inc.........................................6,735,000
J.P. Morgan Securities Inc...........................................6,735,000
Greenwich Capital Markets, Inc.......................................6,735,000

                              Total...............................$134,700,000





                                 Class B Notes
                                                           Principal Amount of
                                                             the Class B Notes
                                                             -----------------

Citigroup Global Markets Inc.......................................$45,300,000
HSBC Securities (USA), Inc...................................................0
Morgan Stanley & Co. Incorporated............................................0
ABN AMRO Incorporated........................................................0
Banc of America Securities LLC...............................................0
Deutsche Bank Securities Inc.................................................0
J.P. Morgan Securities Inc...................................................0
Greenwich Capital Markets, Inc...............................................0

                              Total................................$45,300,000


                                     I-2